Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-182305) and Form S-4 (No. 333-187484) of LinnCo, LLC, of our report dated February 28, 2013, relating to the financial statements, and the effectiveness of internal control over financial reporting of Berry Petroleum Company, which appears in this Current Report on Form 8-K/A of LinnCo, LLC, dated February 24, 2014.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 24, 2014